                                                                    EXHIBIT 99.1

Laura Crowley                                           Leslie Green
General Magic, Inc.                                     Stapleton Communications
1 + 408 774 4457                                        1 + 650 470 0200
ir@generalmagic.com                                     leslie@stapleton.com


                   General Magic Announces Third Quarter 2001
                                     Results

         SUNNYVALE, Calif. (October 24, 2001) - General Magic, Inc. (Nasdaq:
GMGC), a pioneer in voice application software and services, today announced its operating results for the third quarter ended September 30, 2001.

         Revenue for the third quarter ended September 30, 2001, was $1.6 million, compared to $1.0 million in the second quarter of 2001 and to $3.2 million in the third quarter of 2000.

         Net loss applicable to common shareholders for the third quarter was $6.5 million or $0.09 per diluted share in the third quarter, compared to $7.8 million or $0.11 per diluted share in the second quarter of 2001, and to $6.1 million or $0.10 per diluted share in the third quarter a year ago. The net loss per share for the third quarter of 2001 included a $69 thousand non-cash adjustment to accumulated deficit related to dividends on preferred stock, compared with a similar $82 thousand non-cash adjustment related to favorable conversion rights and dividends on preferred stock during the second quarter of 2001, and an $84 thousand non-cash adjustment related to favorable conversion rights and dividends on preferred stock during the third quarter of 2000.

         Operating expenses for the third quarter were $7.8 million, compared to $8.9 million in the second quarter of 2001, and to $8.5 million for the third quarter of 2000. Cash and short-term investments totaled $9.9 million as of September 30, 2001,

                                     -more-


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                                    General Magic Reports 3rd Quarter Results/-2


compared to $15.6 million as of June 30, 2001, reflecting a net cash burn of $5.7 million for the third quarter of 2001.

         As of September 30, 2001, there were 74.1 million shares of common stock outstanding.

         "We are working hard to transform General Magic into a high-performing company that will become a technology, market and commercial success as a software leader in the voice market," said Kathie Layton, president and CEO of General Magic. "Our progress in terms of our financial performance, product development, sales activity and strategic partnerships reflects our commitment to achieve our potential.

         "Looking forward, investors can monitor our progress by watching for announcements regarding new customer relationships, new strategic partnerships and the commercial success of the OnStar Virtual Advisor. As our direct sales force continues to penetrate Global 2000 companies, we expect interest in our software products to escalate. As a result, we plan to enter 2002 with backlog product revenue and a strong sales pipeline. Ultimately, our goal is to accelerate to high growth and earnings and to create long-term value for our shareholders, customers and employees."

GUIDANCE

         The following guidance for the fourth quarter is based on the company's current beliefs and expectations.

o Revenue in the fourth quarter of 2001 will be approximately $1.7 million, which is slightly up compared to the third quarter 2001 for three reasons:

                                   General Magic Reports 3rd  Quarter Results/-3


     - It is anticipated the company will ship its magicTalk Enterprise Platform late in the fourth quarter, but that revenue recognition rules will result in the deferral of most of the revenue from these sales to 2002;

     -   OnStar revenues will increase compared to the third quarter; but

     - These incremental revenues will be offset by reduction in revenues resulting from the discontinuation of the Portico service.

o Cost of Revenues and Operating Expenses for the fourth quarter of this year are expected to be between $8.4 million and $9.2 million. The increase over the $7.8 million recorded in the third quarter of 2001 is expected to be primarily for product development in order to ensure timely delivery of the magicTalk Enterprise Platform. This also includes approximately $1.2 million in depreciation and amortization expense.

o Net cash burn for the fourth quarter prior to any financings, is expected to be between $6.0 million and $6.5 million as the company ramps up product development.

o    Loss per share is estimated to be approximately $0.10.

CONVERSION OF PREFERRED SHAREHOLDERS

         On October 1, the company announced that it reached an agreement with certain of its investors who held more than 40 percent of the then-outstanding Series D and Series F preferred stock, to convert their preferred stock holdings into the company's common stock and to cancel all warrants held by them to purchase shares of General Magic common stock. In exchange, General Magic has paid these investors an aggregate amount of $416,000 which is reflected as dividends on preferred stock paid in the third quarter.

         Under a second agreement, announced on October 17, the remaining investors who held approximately 60% of the Company's outstanding Series D and Series F preferred stock, converted their Series D and Series F preferred stock, canceled all


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                                   General Magic Reports 3rd  Quarter Results/-4


warrants held by them and returned approximately 480,000 shares of common stock in exchange for notes aggregating $1,250,000, to be paid over the next 18 months.

RAISING ADDITIONAL CAPITAL

         As was reported during the second quarter of 2001, General Magic entered into an equity placement arrangement under which it intends to offer General Magic common stock for aggregate proceeds of up to $15 million. These securities may be offered from time to time on behalf of General Magic by the investment banking firm of Ladenburg Thalmann & Co. on a best efforts basis. General Magic will have full control over the price and terms of any sale and is under no obligation to sell any shares. Proceeds of this financing will fund the continued development of the company's core products.

         The company intends to raise $15 to $20 million in the second half of 2001 through the first half of 2002 and is currently evaluating several different financing vehicles, including the Ladenburg Thalmann equity placement arrangement, in order to meet the company's funding objective.

ADDITIONS TO MANAGEMENT TEAM

         The company completed its recruitment of its management team with the addition of Mark Phillips to vice president of product development. Mr. Phillips is a seasoned veteran of the enterprise software industry and brings over 25 years of experience managing software development teams around the globe. He is responsible for building and overseeing the company's technical and linguistics teams and planning and implementing the company's enterprise-focused product direction.


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                                   General Magic Reports 3rd  Quarter Results/-5


ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure company that provides software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML-based solutions enable businesses to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions help businesses improve customer relations, deliver value-added service and provide unlimited access to content. General Magic is headquartered in Sunnyvale, California. For additional information, visit http://www.generalmagic.com

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's voice application products and services; the risk that the Company's stock may be delisted from the NASDAQ National Market; the Company's ability to generate sufficient revenues from its products and services to operate profitably; the Company's ability to attract, retain and motivate key technical, sales, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; and the Company's ability to respond effectively to competitive developments. These and other risks and uncertainties are detailed in General Magic's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2001.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.

                                      # # #


                            FINANCIAL TABLES ATTACHED

                               GENERAL MAGIC, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                     ASSETS

                                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                                      2001            2000
                                                                                 -------------    ------------
Current assets:
 Cash and cash equivalents .................................................       $   5,018        $  12,344
 Short-term investments ....................................................           4,847            6,700
 Accounts Receivable .......................................................           1,303            1,924
 Other current assets ......................................................             687              747
                                                                                   ---------        ---------
     Total current assets ..................................................          11,855           21,715
                                                                                   ---------        ---------
Property and equipment, net ................................................           4,895            8,761
Other assets ...............................................................             210              497
                                                                                   ---------        ---------
     Total assets ..........................................................       $  16,960        $  30,973
                                                                                   =========        =========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable ..........................................................       $     749        $   1,888
 Accrued expenses ..........................................................           3,928            3,763
 Deferred revenue and other current liabilities ............................             586              280
                                                                                   ---------        ---------
     Total current liabilities .............................................           5,263            5,931
Other long-term liabilities ................................................           2,014            2,161
                                                                                   ---------        ---------
     Total liabilities .....................................................       $   7,277        $   8,092
                                                                                   =========        =========
Commitments

Redeemable, convertible Series D preferred stock, $0.001 par value Stated at involuntary liquidation preference;
    Authorized: 2 shares; issued and outstanding:  2001 -- 0; 2000 -- 0 ....       $     798        $   2,023
Stockholders' equity:
Convertible preferred stock, $0.001 par value
   Authorized: 482 shares; issued and outstanding:  2001 -- 2; 2000 -- 2 ...               2                2
Common stock,  $0.001  par  value;  authorized: 150,000 shares;
   Issued and outstanding: 2001 - 74,102; 2000 -- 64,861 ...................              74               65
 Additional paid-in capital ................................................         344,117          334,544
 Accumulated other comprehensive gain/(loss) ...............................               5               (3)
 Accumulated deficit .......................................................        (335,110)        (313,547)
                                                                                   ---------        ---------
                                                                                       9,088           21,061
 Less treasury stock, at cost: 2001 -- 46; 2000 -- 46 ......................            (203)            (203)
                                                                                   ---------        ---------
     Total stockholders' equity ............................................           8,885           20,858
                                                                                   ---------        ---------
                                                                                   $  16,960        $  30,973
                                                                                   =========        =========

                               GENERAL MAGIC, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                THREE-MONTH PERIODS ENDED    NINE-MONTH PERIODS ENDED
                                                       SEPTEMBER 30,               SEPTEMBER 30,
                                                -------------------------    ------------------------
                                                    2001          2000          2001          2000
                                                -----------    ----------    ----------    ----------
Revenues:
 Service revenue ............................     $  1,612      $  3,133      $  3,779      $  7,984
 Licensing revenue ..........................            7            50            38            57
                                                  --------      --------      --------      --------
     Total revenue ..........................        1,619         3,183         3,817         8,041
 Costs and expenses:
   Cost of revenue ..........................          505           975         1,441         3,505
   Network operations .......................        1,308         1,291         4,360         7,319
   Research and development .................        1,473         1,817         4,576         4,809
   Selling, general and administrative ......        3,050         2,792        10,632        14,616
   Depreciation and amortization ............        1,451         1,588         4,276         4,596
   Compensation expense associated with stock           --            (7)           --           246
                                                  --------      --------      --------      --------
     Total costs and expenses ...............        7,787         8,456        25,285        35,091
                                                  --------      --------      --------      --------
Loss from operations ........................       (6,168)       (5,273)      (21,468)      (27,050)
Other income (expense), net .................          115          (748)          607           (80)
                                                  --------      --------      --------      --------
Loss before income taxes ....................       (6,053)       (6,021)      (20,861)      (27,130)
Income taxes ................................            1             6             2            32
                                                  --------      --------      --------      --------
     Net loss ...............................     $ (6,054)     $ (6,027)     $(20,863)     $(27,162)
                                                  --------      --------      --------      --------
Dividends on preferred stock ................         (485)          (84)         (636)         (339)
Favorable conversion rights on convertible
Series H preferred stock ....................           --            --           (64)       (7,366)
                                                  --------      --------      --------      --------
Loss applicable to common shareholders ......     $ (6,539)     $ (6,111)     $(21,563)     $(34,867)
                                                  ========      ========      ========      ========

Basic and diluted loss per share ............     $  (0.09)     $  (0.10)     $  (0.31)     $  (0.65)
                                                  ========      ========      ========      ========
Shares used in computing per share amounts ..       71,035        59,716        69,085        53,240


Net loss applicable to common shareholders for the three-month period ended September 30, 2001 includes the net loss for the period and $485 thousand in adjustments to accumulated deficit related to dividends on preferred stock. Net loss applicable to common shareholders for the three-month period ended September 30, 2000 includes the net loss for the period and $84 thousand in adjustments to accumulated deficit related to preferred stock during the period.

Net loss applicable to common shareholders for the nine-month period ended September 30, 2001 includes the net loss for the period and $700 thousand in adjustments to accumulated deficit related to favorable conversion rights on Series H preferred stock and dividends on preferred stock. Net loss applicable to common shareholders for the nine-month period ended September 30, 2000 includes the net loss for the period and $7.7 million in adjustments to accumulated deficit related to favorable conversion rights on Series H preferred stock and dividends on preferred stock during the period.